Global Self Storage Announces Rights Offering
New York, NY – October 25, 2019 – Global Self Storage, Inc. (NASDAQ:SELF) (“Global Self Storage” or the “Company”) announced today that it intends to conduct a rights offering (the “rights offering”) to eligible stockholders of the Company for the purchase of up to approximately $11.6 million of newly issued shares of the Company’s common stock (“common stock”). A record date of November 18, 2019 has been set for the planned rights offering.
Upon commencement of the planned rights offering, the Company will distribute non-transferable subscription rights to purchase shares of common stock to each eligible holder of common stock as of the close of business on November 18, 2019. An effective registration statement on Form S-3 (File No. 333-227879) relating to these securities has been filed by the Company with the Securities and Exchange Commission (the “SEC”).  The rights offering will only be made by means of a prospectus.  A preliminary prospectus supplement relating to and describing the proposed terms of the rights offering has been filed with the SEC as a part of the registration statement and is available on the SEC’s web site. No rights will be distributed until the final terms of the rights offering, including the subscription price and the expiration date for the rights, have been set forth in a final prospectus supplement that has been filed with the SEC and distributed to stockholders of the Company’s common stock as of the record date.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Global Self Storage

Global Self Storage is a self-administered and self-managed REIT that owns, operates, manages, acquires, develops and redevelops self-storage properties. The Company’s self-storage properties are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. Through its wholly owned subsidiaries, it owns, manages, and/or operates 12 self-storage properties in Connecticut, Illinois, Indiana, New York, Ohio, Pennsylvania, South Carolina, and Oklahoma.
For more information, go to ir.globalselfstorage.us or visit the company’s customer site at www.globalselfstorage.us. You can also follow Global Self Storage on Twitter, LinkedIn and Facebook.
Cautionary Note Regarding Forward Looking Statements

Certain information presented in this press release may contain “forward-looking statements” within the meaning of the federal securities laws including, but not limited to, the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions, and other information that is not historical information. In some cases, forward looking statements can be identified by terminology such as “believes,” “plans,” “intends,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or the negative of such terms or other comparable terminology, or by discussions of strategy. All forward-looking statements by the Company involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of the Company, which may cause the Company’s actual results to be materially different from those expressed or implied by such statements. The Company may also make additional forward looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by the Company or on its behalf, are also expressly qualified by these cautionary statements. Investors should carefully consider the risks, uncertainties, and other factors, together with all of the other information included in the Company’s filings with the Securities and Exchange Commission, and similar information. All forward-looking statements, including without limitation, the Company’s examination of historical operating trends and estimates of future earnings, are based upon the Company’s current expectations and various assumptions. The Company’s expectations, beliefs and projections are expressed in good faith, but there can be no assurance that the Company’s expectations, beliefs and projections will result or be achieved. All forward looking statements apply only as of the date made. The Company undertakes no obligation to publicly update or revise forward looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.
Contacts:
Global Self Storage
Mark C. Winmill, President and CEO
1 (212) 785-0900, ext. 201
mwinmill@globalselfstorage.us

CMA Investor Relations
Ron Both
Tel (949) 432-7566
SELF@cma.team